                                                                   EXHIBIT 10.29

[GREENFIELD ONLINE GRAPHIC]                          Greenfield Online, Inc.
                                               21 River Road, Wilton, CT 06897
                                             tel: 203.834.8585 fax: 203.834.8686



                                    Agreement

TITLE                           PROVISION
THE PARTIES

GREENFIELD ONLINE ("GFOL")      Greenfield Online, Inc., a Delaware corporation with its offices at 21 River Road, Wilton, CT
                                06897.

XXXX ("XXXX, You or Your)       A _________________corporation with its principal offices at          .
                                                         The Services

PANEL BASED SERVICES            GFOL has developed one of the
                                world's largest Internet based consumer panels
                                (the "Panel") and will grant XXXX access to the
                                Panel and provide it with the Full Service and
                                Sample Delivery Services as described in the
                                Terms and Conditions attached.

VOLUME COMMITMENTS              XXXX will commit to Greenfield to purchase GFOL Services in a minimum amount of $XXXX during the Initial Term.  To the extent that XXXX fails to purchase $XXXX in Services, exclusive of incentives, ("Qualifying Purchases") in the Initial Term, it shall pay GFOL, on or before
                                XXXX, 200X the difference between $XXXX and the Qualifying Purchases.  For example, if
                                Qualifying Purchases in the Initial Term are $XXXX, XXXX will pay GFOL $XXXX on or before
                                XXXX, 2004. This payment shall be called the Minimum Commitment Payment.  In consideration of
                                XXXX's commitment to $XXXX in minimum Qualifying Revenue during the Term, GFOL will grant
                                XXXX a XXXX% discount off retail pricing and provide annual rebates as outlined below.

REBATE PROGRAM                  XXXX will be provided data collection/sample credits based on the following revenue achievement tiers each year during the Term:

                                Recognized Revenue                             Credit

                                $XXXX                                          $XXXX

                                $XXXX                                          $XXXX

                                $XXXX                                          $XXXX

                                Earned credits may be applied to data collection/sample services.

PAYMENT TERMS                   All invoices are due within thirty (30) days of the invoice date.  All amounts outstanding beyond thirty (30) days of the invoice date will be subject to a finance charge of 1.5% per month.  Two-thirds of the total project cost will be invoiced upon receipt of the study Work
                                Order signed by the client and one-third (subject to increases or decreases as a result of changes in specifications such as study length, incidence, delivery time, and number of respondents) will be invoiced upon completion of the project.

TERM                            The Term of this Agreement shall be one (1) year (the "Initial Term") beginning xx/xx/2
                                00X (the "Effective Date"). This Agreement shall automatically renew (each such term a
                                "Renewal Term") for successive periods of XXXX, unless either party gives the other written notice of its intention not to renew at least XXXX days prior to the expiration of the Initial
                                Term or Renewal Term as the case may be.

The Terms and Conditions of this document, all attachments, and any future amendments, Work Orders or addenda are Confidential Information and may not be disclosed, reproduced, or reprinted by XXXX, without the express prior written consent of Greenfield Online, Inc.

[GREENFIELD ONLINE GRAPHIC]                          Greenfield Online, Inc.
                                               21 River Road, Wilton, CT 06897
                                             tel: 203.834.8585 fax: 203.834.8686

OTHER PROVISIONS                This Agreement is subject to the
                                Terms and Conditions and Exhibits attached, which are incorporated by reference.

IN WITNESS WHEREOF, GFOL and XXXX have caused duplicate originals of this Agreement to be executed on the date(s) set forth below:


XXXX                                             Greenfield Online, Inc.

By ______________________________                By ____________________________



Title:  _________________________                Title:  _______________________



Date:  __________________________                Date:  ________________________

The Terms and Conditions of this document, all attachments, and any future amendments, Work Orders or addenda are Confidential Information and may not be disclosed, reproduced, or reprinted by XXXX, without the express prior written consent of Greenfield Online, Inc.

[GREENFIELD ONLINE GRAPHIC]                                GFOL, Inc.
                                                21 River Road, Wilton, CT 06897
                                             tel: 203.834.8585 fax: 203.834.8686


                              TERMS AND CONDITIONS

1. Description of Services.

1.1. Panel Based Services

1.1.1. Full Service. GFOL will provide You access to GFOL's Panel and other sample sources a dedicated team of GFOL Client Services staff. GFOL shall program Your research surveys and distribute invitations to the appropriate sample source (e.g., GFOL's online panels and other sample sources or sample sources supplied by You), gather the quantitative marketing research data and deliver it to You in untabulated form. GFOL reserves the right to reject any survey on the grounds that it contains profane, obscene, discriminatory, or otherwise objectionable material. The Services shall be subject to GFOL's Privacy Policy as published on its website from time to time. Each individual survey will be the subject of a written Work Order which shall incorporate the Terms of this Agreement and which will contain terms regarding sample size, incidence, delivery time, price, and other deliverables.

1.1.2 Sample Delivery. GFOL will direct appropriate potential survey respondents (each individually a "Potential Respondent" and together the "Potential Respondents" or "Sample") to surveys programmed and hosted on Your computer systems and servers or on the computer systems and servers maintained by others but under Your control (the "Sample Services"). Potential Respondents shall be recruited from the Panel and other sample sources GFOL's obligation to direct Sample to Your surveys is subject to its determination that it has sufficient appropriate Sample and that it can meet the delivery and other terms established by You as well as Your compliance with the provisions of Section 1.3. Each instance where You order the Sample Services will be the subject of a written Work Order which shall incorporate the Terms of this Agreement.

1.2. Performance Covenants. During the Term of this Agreement, You agree to maintain the following guidelines and practices during the conduct of any such survey using the Sample Services.

1.2.1. Approval of Surveys. Prior to the delivery of any Potential Respondents, GFOL must review and approve each survey. GFOL reserves the right to reject any survey on the grounds that it is too long or complex, contains profane, obscene, hateful, discriminatory, or otherwise objectionable material, or otherwise fails to meet the guidelines, rules, or regulations published by GFOL from time to time.

1.2.2. Approval of Incentive Program. Prior to the delivery of any Potential Respondents, GFOL must review and approve the incentive program for each survey. GFOL reserves the right to reject any survey on the grounds that in its opinion the incentive offered to Potential Respondents is insufficient to attract qualified respondents.

1.2.3. Qualification and Return of Respondents. As GFOL directs Potential Respondents to Your surveys it will mask their email address and attach a unique Respondent identification number. All surveys performed using the Panel Based Service must qualify each Potential Respondent within the first five (5) questions. All Respondents who do not qualify will be immediately routed back to a URL designated by GFOL. All Respondents who complete one of Your surveys must, at the conclusion of the survey, be routed back to a URL designated by GFOL.

1.2.4. Approval of Systems - Uptime. You shall disclose the technical and performance specifications of the software and computer systems (including the software and computer systems of others used to conduct the surveys) so that GFOL may determine their capacity and capability. You will maintain uptime of Your systems at 99.5%at all times when GFOL is directing Potential Respondents to You, and comply in all respects with the terms and conditions of the Service Level Agreement attached as Exhibit E. GFOL reserves the right to limit the number of Potential Respondents sent to You based on its assessment of the capacity of Your software and computer systems. If You experience any downtime or technical difficulties that result in Your systems not being able to accept Potential Respondents, collect data, allow Potential Respondents to complete surveys or in any other way prevent Potential Respondents from taking and completing surveys (the "Technical Difficulties"), You shall immediately notify GFOL so it may cease directing Sample to You. In any case where You fail to notify GFOL of any Technical Difficulty within 15 minutes of its occurrence, You will be liable (i) in the case of the Panel Based Sample Delivery Service for the cost of Sample for the entire duration of the Technical Difficulty as if eighty percent (80%) of the Potential Respondents who visited Your site during the duration of the Technical Difficulty completed and qualified for the survey to which they were directed, provided, however, that if the assumed incidence of Potential Respondents for any survey affected by a Technical Difficulty is greater than eighty percent (80%), then GFOL will charge You for Sample delivered at such higher percentage.

1.2.5. Real-Time Reporting. You shall maintain a system of "real-time reporting" which shall allow GFOL personnel access to Your computer systems via the World Wide Web (or such other method as the parties may agree) so that they can determine with respect to each of Your surveys: (i) the number of Potential Respondents that have been directed to each survey, (ii) the number of Potential Respondents that have completed each survey, (iii) the number of Potential Respondents that have taken each survey and whose profile qualifies their responses as acceptable. Should Your real-time reporting experience any downtime or technical difficulties while GFOL is delivering Sample to any of Your surveys, that results in GFOL being unable to access the information required by this Section 1.3.5, then GFOL shall have the following options: (a) to discontinue the delivery of Potential

The Terms and Conditions of this document, all attachments, and any future amendments or addenda are Confidential Information and may not be disclosed, reproduced, or reprinted by XXXX, without the express prior written consent of Greenfield Online, Inc..

[GREENFIELD ONLINE GRAPHIC]                                GFOL, Inc.
                                                21 River Road, Wilton, CT 06897
                                             tel: 203.834.8585 fax: 203.834.8686


Respondents to any or all of Your surveys, or (b) to continue to deliver Potential Respondents to Your surveys and charge You as if eighty percent (80%) of the Potential Respondents directed to Your surveys during the duration of the Technical Difficulty completed and qualified for the survey to which they were directed, provided, however, that if the assumed incidence of Potential Respondents for any survey is greater than eighty percent (80%), then GFOL will charge You for Sample delivered at such higher percentage.

1.2.6. No Collection of Personally Identifiable Data. You will not collect or attempt to collect any Personally Identifiable Information from any Potential Respondent directed to Your sites and surveys by GFOL. Personally Identifiable Information includes any information that would allow You to identify a Potential Respondent at any time in the future, including, but not limited to, name, address, and email address. Except as agreed to by GFOL in connection with the delivery of incentive payments to respondents and with respect to "session cookies," You will not append cookies or other electronic tags to the browsers of any Potential Respondent. You shall abide by all CASRO guidelines for online marketing research.

1.2.7. No Recruitment. You shall take no action to recruit any Potential Respondent into any panel, community, or group of individuals, online or offline, or take any action that would allow You to contact, or allow any other party to contact, any Potential Respondent at any time in the future.

1.2.8. Generic Survey Template. Prior to GFOL directing any Potential Respondents to Your surveys, You must (i) remove any and all of Your Business Marks and any reference to You or Your parents or subsidiaries from the online survey template to be viewed by Potential Respondents, such survey templates to be pre-approved by GFOL in its sole and absolute discretion, and (ii) remove any similar references from the URLs of all of Your surveys.

1.2.9. Help Requests. All help requests initiated by Potential Respondents must be directed to help@greenfieldonline.com. GFOL will give You prompt notice of the help requests along with the nature of the service issues. You will designate a help resource to work with Greenfield Help to address the service issues raised by these help requests. You will work diligently to address all help requests, and GFOL reserves the right to stop delivering Potential Respondents to any and/or all of Your surveys until the issues which had given rise to the help requests have been resolved to GFOL's satisfaction.

1.2.10. Privacy Policy and COPPA. During the Term of this Agreement, You shall develop and maintain a privacy policy and comply with its terms and the provisions of the Children's Online Privacy Protection Act and all other applicable privacy laws, rules, and regulations.

1.3. Incentives: GFOL charges incentives in connection with each study conducted by its clients. Incentives are designed to promote survey participation across all studies it conducts. GFOLGFOL applies incentive payments at its discretion to promote survey participation and to ensure the completion of all pending studies.

2. Ownership of Sample Sources/Methodologies: You agree that the Panel and the identities and demographic information of the panelists, the Services, software, technology, and research methodologies (other than those supplied by You or Your clients) used by GFOLGFOL to render the Services are and shall be solely owned by GFOLGFOL and constitutes its confidential, proprietary and trade secret information. You agree that You shall not acquire any interest in and to the Services or the sample sources, software, technology, or such methodologies as a result of this Agreement.

3. Rebate:

3.1.1. Rebates are determined on Qualifying Revenue achieved by XXXX in each year of the Term. Qualifying Revenue shall include all Services purchased by XXXX and performed and delivered by GFOL within the Term Year, and shall not include pass-through expenses such as respondent incentives and data processing costs.

4. Trademark Usage: Should the parties agree to use each other's Business Marks, they will enter into an addendum to this Agreement. You agree that you will not use the Business Marks of the Microsoft Corporation, MSN, or their affiliated companies without their express written consent, which consent must be obtained through GFOL.

5. Payment Terms/Stopped Work: All invoices are due within thirty (30) days of the invoice date. All amounts outstanding beyond thirty (30) days of the invoice date will be subject to a finance charge of 1.5% per month. Two-thirds of the total project cost will be invoiced upon receipt of the study Work Order signed by You and one-third (subject to increases as a result of changes in specifications such as study length, incidence, delivery time, and number of respondents) will be invoiced upon completion of the project. .

5.1.     Stopped Work:

5.1.1. Full Service . Unless otherwise agreed to in the addendum for a specific study, should any study be cancelled or postponed, You agree to compensate GFOL for: (i) two-thirds of the contract price for all Services where GFOL has programmed the survey and placed it into the field, or the reasonable value of all work performed by GFOL through the effective date of such cancellation, whichever is greater, or (ii) where GFOL has not programmed the survey and placed it into the field, the reasonable value of all work performed by GFOL through the effective date of cancellation.

5.1.2. Sample Services. Unless otherwise agreed to in the addendum for a specific study, should You desire to cancel or postpone any Sample Services, You shall compensate GFOL for (i) in the case of Sample Services cancelled or postponed within five (5) days of their scheduled start date, an amount equal to twenty percent (20%) of the contract price, or (ii) for Sample Services already underway, the cost of all qualified Respondents

The Terms and Conditions of this document, all attachments, and any future amendments or addenda are Confidential Information and may not be disclosed, reproduced, or reprinted by XXXX, without the express prior written consent of Greenfield Online, Inc..

[GREENFIELD ONLINE GRAPHIC]                                GFOL, Inc.
                                                21 River Road, Wilton, CT 06897
                                             tel: 203.834.8585 fax: 203.834.8686


delivered by GFOL to a point in time one (1) hour after receipt of a written or emailed notice of cancellation, provided that notice of cancellation is delivered by You Monday through Friday (excluding federal and Connecticut statutory holidays), during normal business hours. If notice of cancellation is not delivered during normal business hours, the notice shall be deemed to have been delivered as of the beginning of the next succeeding business day.

6.       Term of Contract and Termination:

6.1.     Term.  The Term of this Agreement is set forth on the cover pages.

6.2. Termination for Breach. This Agreement may be terminated for a material breach upon thirty (30) days written notice from the non-breaching party if the breach is not cured during such notice period.

6.3. Effect of Termination. Upon a termination as provided in Sections 6.2 by GFOL as a result of Your Breach or by You without cause, all rights and duties of the parties toward each other shall cease except those intended to survive such termination (including, but not limited to, Sections 2, 4 & 7-14), provided that You shall be obliged to pay, within thirty (30) days of the effective date of termination, (i) all amounts owing to GFOL for unpaid and cancelled Services,
(ii) all Reconciliation Payments, and (iii) a final Reconciliation Payment equal to the result of subtracting all payments made by You through the effective date of termination from the Guaranteed Purchases.

6.4. Notices. All notices required or permitted under this Agreement shall be in writing, reference this Agreement and be deemed given one (1) day after deposit with a commercial overnight carrier for overnight delivery, with written verification of receipt. All communications will be sent to the following addresses:

Greenfield Online                XXXX
Dean A. Wiltse, CEO
Greenfield Online, Inc.
21 River Road
Wilton, CT 06897
203-846-5700
dwiltse@greenfield.com

With a Copy to:                  With a Copy to:
Jonathan A. Flatow
Greenfield Online, Inc.
21 River Road
Wilton, CT 06897
T 203-846-5721
F 203-846-5749
jflatow@greenfield.com

7. Confidentiality:

7.1. The parties shall enter into a separate Mutual Non-Disclosure Agreement to govern their disclosure to each other of Confidential Information.

8. NO GUARANTEES. There are no guarantees whatsoever made by either party as to the results of Your efforts in connection with marketing the services of each other or in connection with the services each will provide. There are no warranties, promises, or statements made by either party except as specifically stated herein, or in separate addenda as described in Section 1, with respect to any matter. Neither party has made any affirmation of fact or promise relating to the services or duties that have become any basis of this Agreement other than as stated herein, and the parties acknowledge that they have relied on no warranties, promises, or statements other than those expressly set forth in this Agreement. The parties acknowledge that any estimates, projections, or forecasts provided to it by or on behalf of the other party are only estimates and are not representations that such estimates will be realized.

9. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR IN A SEPARATE WORK ORDER, THE PARTIES MAKE NO WARRANTIES HEREUNDER AND EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

10. INDEMNIFICATION.

10.1. By GFOL. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand, or action is attributable to the acts or omissions of GFOL or a breach by GFOL of a representation and/or warranty made in this Agreement, and subject to the provisions of Section 12, GFOL shall (i) indemnify You against any liability, cost, loss, or expense of any kind; and (ii) hold You harmless and save You from any liability, cost, loss, or expense of any kind. You shall have the right to select and control legal counsel for the defense of any such claim, demand, or action and for any negotiations relating to any such claim, demand, or action; however, GFOL must approve any settlement of any such claim, demand, or action to the extent that such settlement imposes any restrictions on or requires GFOL to contribute financially to such settlement.

10.2. By You. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand, or action is attributable to the acts or omissions of You or a breach by You of a representation and/or warranty made in this Agreement, You shall (i) indemnify GFOL against any liability, cost, loss, or expense of any kind; and (ii) hold harmless GFOL and save it from any liability, cost, loss, or expense of any kind. GFOL shall have the right to select and control legal counsel for the defense of any such claim, demand, or action and for any negotiations relating to any such claim, demand, or action; however, You must approve any settlement of any such claim, demand, or action to the extent that such settlement imposes any restrictions on or requires You to contribute financially to such settlement.

11. Injunctive Relief. You agree that the breach of Your obligations under
Section 4 will cause irreparable harm to

The Terms and Conditions of this document, all attachments, and any future amendments or addenda are Confidential Information and may not be disclosed, reproduced, or reprinted by XXXX, without the express prior written consent of Greenfield Online, Inc..

[GREENFIELD ONLINE GRAPHIC]                                GFOL, Inc.
                                                21 River Road, Wilton, CT 06897
                                             tel: 203.834.8585 fax: 203.834.8686


GFOL. Each party agrees that money damages would not be a sufficient remedy for a breach of these Sections of the Agreement and that in addition to any other remedies available at law, GFOL shall be entitled to specific performance and injunctive or other equitable relief, without the necessity for the positing of any bond or security, as a remedy for any such breach.

12. Limitation of Liability: Research data collected by GFOL will be obtained and produced in accordance with generally accepted standards of the research industry. GFOL shall not be liable to the client for lost profits or revenues or other economic loss, including consequential, special, or other similar damages, arising from or related to the use by the client of the data provided by GFOL to the client. Other than as expressly stated, GFOL disclaims any other warranties, express, implied, or otherwise, regarding the accuracy, completeness, or performance or fitness of merchantability of the data or deliverables. Liability of GFOL for any claim made by the client shall be limited to $10,000 or the amount of the fees paid to GFOL, whichever is less. No action arising out of this agreement (other than an action by GFOL for the recovery of fees owed by the client to GFOL) may be brought more than one year after the cause of action first arose.

13. Audit Rights; Payment for Audit; Confidentiality.

13.1. Audit Rights. GFOL will have the right, during normal business hours and at a time mutually agreeable by the parties at , to have an independent audit firm selected by GFOL and reasonably acceptable to XXXX inspect XXXX's facilities and audit XXXX's records relating to XXXX's activities pursuant to this Agreement in order to verify that XXXX has paid to GFOL the correct amounts owed under this Agreement and otherwise complied with the terms of this Agreement. Such audits will be conducted no more than once in any period of consecutive months, provided however, if the first audit conducted during such term reveals a discrepancy in payments in GFOL's favor by more than 5% then the number of audits shall be unlimited.

13.2. Payment for Independent Audit. The audit will be conducted at GFOL's expense, unless the audit reveals that XXXX has underpaid the amounts owed to GFOL by five percent (5%) or more during any three (3) consecutive month period, or reveals a violation which leads to a penalty under Section 13.3, in which case XXXX will reimburse GFOL for all reasonable costs and expenses incurred by GFOL in connection with such audit. XXXX will promptly pay to GFOL any amounts shown by any such audit to be owing plus interest.

13.3. Audit Confidentiality. Any confidential or proprietary information of XXXX disclosed to GFOL or the independent accounting firm in the course of the audit will be subject to a confidentiality agreement reasonably acceptable to GFOL to be signed by such independent accounting firm. GFOL shall have no right to audit any payment that was due and payable 18 months prior to any audit request.

14. Prevailing Party. If any legal action or other proceeding is brought in order to enforce the Terms of this Agreement or collect monies due, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

15. Assignment and Transfer. The parties shall not assign or transfer this Agreement without the express prior written consent of the other, which consent shall not be unreasonably withheld, provided that GFOL may assign this Agreement to any successor corporation by merger, acquisition, or otherwise.

16. Governing Law Choice of Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut without reference to its principles of conflicts of law. All actions arising out of this Agreement shall be brought in federal or state courts within the District of Connecticut.

17.      Disclosure.

17.1. Definition. "Confidential Information" means all information disclosed by a Disclosing Party, whether of a technical, business or any other nature (including, by way of example and not limitation, trade secrets, inventions, know-how and information relating to technology, customers, business plans, promotional and marketing activities, finances and other business affairs), that has been or is disclosed, whether verbally, electronically, visually or in a written or other tangible form, which is either identified as confidential or proprietary or should be reasonably understood to be confidential or proprietary in nature. For the purposes of this Agreement, Confidential Information shall also include (a) the fact that discussions or negotiations are taking place between the Parties (b) any of the terms, conditions or other facts with respect to any such discussions or negotiations, including the status thereof or the cessation of discussions or negotiations between the Parties, and (c) the fact that this Agreement exists or that Confidential Information has been or may be made available to the Parties.

17.2. Confidentiality. A Receiving Party shall not disclose Confidential Information in any manner to any third party, except its employees, directors, officers, and financial and legal advisors (i) whose duties justify access to such Confidential Information, (ii) who have a need to know such Confidential Information, and (iii) who are bound by a non-disclosure agreement or confidentiality obligations consistent with this Agreement. A Receiving Party shall not use, in whole or in part, Confidential Information without the prior written consent of the Disclosing Party except for the Purpose of this Agreement as set forth above. A Receiving Party shall inform its employees of the limitations on disclosure and use imposed by this Agreement. In the case of any other third party (including consultants), disclosure is permitted only after such third party has executed a nondisclosure or confidentiality agreement with respect to the Confidential Information no less stringent than this

The Terms and Conditions of this document, all attachments, and any future amendments or addenda are Confidential Information and may not be disclosed, reproduced, or reprinted by XXXX, without the express prior written consent of Greenfield Online, Inc..

[GREENFIELD ONLINE GRAPHIC]                                GFOL, Inc.
                                                21 River Road, Wilton, CT 06897
                                             tel: 203.834.8585 fax: 203.834.8686

Agreement. A Receiving Party shall notify the Disclosing Party immediately in the event the Receiving Party learns of any unauthorized possession, use or knowledge of the Confidential Information or materials containing Confidential Information and will cooperate with the Disclosing Party in any proceeding against any third persons necessary to protect the Disclosing Party's rights with respect to the Confidential Information.

17.3. Exceptions: The obligations set forth in Section 15 of this Agreement shall not apply to information that is:

17.3.1. already known to or otherwise in the possession of the Receiving Party at the time of receipt from the Disclosing Party and that was not so known or received in violation of any confidentiality obligation; or

17.3.2. publicly available or otherwise in the public domain prior to disclosure by the Receiving Party; or

17.3.3. rightfully obtained by Receiving Party from any third party who did not acquire or disclose such information by a wrongful or tortious act; or

17.3.4. developed by the Receiving Party independent of any disclosure hereunder, as evidenced by written records; or

17.3.5. required to be disclosed by a court, administrative body of competent jurisdiction, government agency or by operation of law.

17.4. No Liability. Notwithstanding the foregoing, the Receiving Party shall not be liable for the disclosure or use of Confidential Information disclosed pursuant to the order of a court, administrative body of competent jurisdiction, government agency or by operation of law, provided that Receiving Party shall notify the Disclosing Party prior to such disclosure and shall cooperate with the Disclosing Party in the event the Disclosing Party elects to legally contest, request confidential treatment, or otherwise avoid such disclosure.

17.5. No License: Nothing in this Agreement shall be construed as granting a Receiving Party whether expressly, by implication, estoppel, or otherwise, any license, right, title or interest in any Confidential Information received from the Disclosing Party, or use any patent, trademark, copyright, know-how, or similar right now or hereafter owned or controlled by the Disclosing Party.

17.6. Return of Confidential Information: All Confidential Information in tangible form that has been disclosed to or thereafter created, whether by copy or reproduction, by a Receiving Party shall be and remain the property of the Disclosing Party. All such Confidential Information and any and all copies and reproductions thereof shall, within fifteen (15) days of written request by the Disclosing Party, be either promptly returned to the Disclosing Party or destroyed at the Disclosing Party's written direction. In the event of such requested destruction, the Receiving Party shall provide to the Disclosing Party written certification of compliance therewith within fifteen (15) days of such written request.

18. Counterparts: This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

The Terms and Conditions of this document, all attachments, and any future amendments or addenda are Confidential Information and may not be disclosed, reproduced, or reprinted by XXXX, without the express prior written consent of Greenfield Online, Inc..